                                                                EXHIBIT 10.2





                                LEAR CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)

                                                                  CONFORMED COPY





                                LEAR CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)

                               LEAR CORPORATION
                        LONG-TERM STOCK INCENTIVE PLAN
                               TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----
Article 1.       Establishment, Objectives and Duration . . . . . . . . . . . . . . . . . . . . . . .  . . . . .  1

Article 2.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .  2

Article 3.       Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .  6

Article 4.       Shares Subject to the Plan and Maximum Awards  . . . . . . . . . . . . . . . . . . .  . . . . .  7

Article 5.       Eligibility and Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .  8

Article 6.       Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .  9

Article 7.       Stock Appreciation Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . 11

Article 8.       Restricted Stock, Restricted Stock Units and Restricted Units  . . . . . . . . . . .  . . . . . 13

Article 9.       Performance Units and Performance Shares . . . . . . . . . . . . . . . . . . . . . .  . . . . . 15

Article 10.      Performance Measures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . 17

Article 11.      Beneficiary Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . 18

Article 12.      Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . 18

Article 13.      Rights of Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . 18

Article 14.      Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . 19

 Article 15.     Amendment, Modification and Termination  . . . . . . . . . . . . . . . . . . . . . .  . . . . . 20

Article 16.      Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . 21

Article 17.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . 21

Article 18.      Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . 22

Article 19.      Legal Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . 22

                                LEAR CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN


ARTICLE 1        ESTABLISHMENT, OBJECTIVES AND DURATION

         1.1     ESTABLISHMENT OF THE PLAN.   Lear Corporation, a Delaware
corporation (hereinafter referred to as the "Company"), hereby establishes a long-term incentive compensation plan to be known as the "Lear Corporation Long-Term Stock Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Performance Shares and Performance Units. In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation.

         Subject to the approval of the Company's stockholders, the Plan shall become effective as of January 1, 1996 (the " Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

         1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through long- term incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key employees and directors.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

         1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it pursuant to Article 4 shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after December 31, 2006.

ARTICLE 2        DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

         2.1 "AFFILIATES" means the Company's subsidiaries within the meaning of Code Section 424(f) and, if any, the Company's parent within the meaning of Code Section 424(e).

         2.2 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Performance Shares or Performance Units.

         2.3 "AWARD AGREEMENT" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted under this Plan to such Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.

         2.4 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         2.5 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         2.6 "CAUSE" shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company and/or an Affiliate, and, in the absence of any such agreement, shall mean (i) the willful and continued failure of the Participant to substantially perform his or her duties with or for the Company or an Affiliate, (ii) the engaging by the Participant in conduct which is significantly injurious to the Company or an Affiliate, monetarily or otherwise, (iii) the Participant's conviction of a felony, (iv) the Participant's abuse of illegal drugs or other controlled substances or (v) the Participant's habitual intoxication. Unless otherwise defined in the Participant's employment or severance agreement, an act or omission is "willful" for this purpose if such act or omission was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that such act or omission was in the best interest of the Company or an Affiliate.

         2.7 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) as of the first day any one or more of the following paragraphs shall have been satisfied:

         (a) Any Person (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than twenty percent of the combined voting power of the Company's then outstanding securities; or

         (b) During any period of twenty-six consecutive months (not including any period prior to the Effective
                 Date), individuals who at the beginning of such period constitute the Board (and any new Directors, whose election by the Board or nomination for election by the company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary Retirement) to constitute a majority thereof; or

         (c) The stockholders of the Company approve: (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

         2.8 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         2.9 "COMMITTEE" means, as specified in Article 3 herein, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

         2.10 "COMPANY" means Lear Corporation, a Delaware corporation, and any successor thereto as provided in Article 18 herein.

         2.11 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

         2.12 "DISABILITY" shall mean (a) long-term disability as defined under the Company's long-term disability plan covering that individual, or (b) if the individual is not covered by such a long-term disability plan, disability as defined for purposes eligibility for a disability award under the Social Security Act.

         2.13 "EFFECTIVE DATE" shall have the meaning ascribed to such term in Section 1.1 hereof.

         2.14 "ELIGIBLE EMPLOYEE" means any officer or key employee of the Company or any of its Affiliates. Directors who are not employed by the Company or its Affiliates shall not be considered Eligible Employees under this Plan.

         2.15 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         2.16 "EXERCISE PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

         2.17    "FAIR MARKET VALUE" means:

         (a) the average of the high and low prices of publicly traded Shares on the national securities exchange on which the Shares as listed (if the Shares are so listed) or on the NASDAQ National Market System (if the Shares are regularly quoted on the NASDAQ National Market System);

         (b) if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market; and

         (c) if such bid and asked prices are not available, as reported by any nationally recognized quotation service selected by the Committee or as determined by the Committee.

         2.18 "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

         2.19 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein which is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

         2.20 "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but who is not an employee of the Company or any of its Affiliates.

         2.21 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein that is not intended to meet the requirements of Code Section 422.

         2.22 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

         2.23 "PARTICIPANT" means an Eligible Employee who has been selected by the Committee to participate in the Plan pursuant to Section 5.2 and who has outstanding an Award granted under the Plan. The term "Participant" shall not include Nonemployee Directors.

         2.24 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

         2.25 "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein.

         2.26 "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9 herein.

         2.27    "PERSON" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         2.28 "RESTRICTION PERIOD" means the period during which the transfer of Shares of Restricted Stock/Units is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and/or the Restricted Stock/Units are not vested.

         2.29 "RESTRICTED STOCK" means a contingent grant of stock awarded to a Participant pursuant to Article 8 herein.

         2.30 "RESTRICTED STOCK UNIT" means a Restricted Unit granted to a Participant, as described in Article 8 herein, which is payable in Shares.

         2.31 "RESTRICTED UNIT" means a notional account established pursuant to an Award granted to a Participant, as described in Article 8 herein, which is (a) credited with amounts equal to Shares, or some other unit of measurement specified in the Award Agreement, (b) subject to restrictions and (c) payable in cash or Shares.

         2.32    "RETIREMENT" shall mean termination of employment on or after
(a) attaining the age established by the Company as the normal retirement age in any unexpired employment agreement between the Participant and the Company and/or an Affiliate, or, in the absence of such an agreement, the normal retirement age under the tax-qualified defined benefit retirement plan or, if none, the tax-qualified defined contribution retirement plan, sponsored by the Company or an Affiliate in which the Participant participates, or (b) attaining age sixty-two with ten years of service with the Company and/or an Affiliate provided the retirement is approved by the Chief Executive Officer of the Company unless the Participant is an officer subject to Section 16 of the Exchange Act in which case the retirement must be approved by the Committee.

         2.33 "SHARES" means the shares of common stock, $.01 par value, of the Company.

         2.34 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

         2.35 "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which requires forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3        ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee (unless otherwise determined by the Board) shall satisfy the "nonemployee director" requirements of Rule 16 b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act and the "outside director" provisions of Code Section 162(m), or any successor regulations or provisions. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall act by a majority of its members at the time in office and eligible to vote on any particular matter, and such action may be taken either by a vote at a meeting or in writing without a meeting.

         3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law and subject to the provisions herein, the Committee shall have full power to: select Eligible Employees who shall participate in the Plan; select Nonemployee Directors to receive Awards under Article 6; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate its authority as identified herein.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its Board of Directors, its stockholders, all Affiliates, employees, Participants and their estates and beneficiaries.

ARTICLE 4        SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

         4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares that may be issued or transferred to Participants under the Plan shall be 2,200,000 Shares. The maximum numbers of Shares that may be issued or transferred to the Participants under Restricted Stock Units and Performance Units shall be 700,000.

         The maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant, under Options, Freestanding SARs, Restricted Stock, Restricted Units or Performance Shares, shall be 50,000 Shares (on an aggregate basis for all such types of Awards), which limit shall apply regardless of whether such compensation is paid in Shares or in cash.

         4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan (other than for purposes of Subsection 4.1 above).

         4.3     ADJUSTMENTS IN AUTHORIZED SHARES.

         (a) In the event the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each Share theretofore appropriated or thereafter subject or which may become subject to an Award under this Plan, the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. Outstanding Awards shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award therefore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

         (b) Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each Participant who holds an Award which has been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

ARTICLE 5        ELIGIBILITY AND PARTICIPATION

         5.1 ELIGIBILITY. Persons eligible to participate in this Plan consist of all Eligible Employees, including Eligible Employees who are members of the Board, and Nonemployee Directors but only to the extent provided herein.

         5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6        STOCK OPTIONS

         6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. In addition, NQSO may be granted to Nonemployee Directors in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

         6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422 or an NQSO which is not intended to qualify under the provisions of Code Section 422.

         6.3 EXERCISE PRICE. The Exercise Price for each share subject to an Option granted under this Plan shall be at least equal to one hundred percent of the Fair Market Value of a Share on the date the Option is granted.

         6.4 DURATION OF OPTIONS. Each Option granted to an Eligible Employee or a Nonemployee Director shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of the date of its grant.

         6.5 DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Options granted under this Plan. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

         6.6 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant.


         6.7 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares and any withholding tax-relating to the exercise of the Option.

         The Exercise Price, and any related withholding taxes, upon exercise of any Option shall be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or
(c) if permitted in the governing Award Agreement, by a combination of (a) and
(b). The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         6.8 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as the Committee deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.9 TERMINATION OF EMPLOYMENT. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and all Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant or Nonemployee Director, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.

         6.10    TRANSFERABILITY OF OPTIONS.

                 (a) Except as provided in paragraph (b), an Option shall be transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)).

                 (b) Notwithstanding anything contained herein to the contrary, the Committee may grant an Option pursuant to an Agreement that permits transfer of any portion of that Option by the Participant to (i) the Participant's spouse, children, step-children, grandchildren or step-grandchildren ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, (iii) a partnership in which Immediate Family Members are the only partners or (iv) any other person as determined by the Committee. Such a transfer shall only be permitted if there is no consideration for the transfer, or the transfer is to a partnership in which Immediate Family Members are the only partners and the Participant's sole consideration for the transfer was an interest in the partnership. Such a transfer shall only become effective upon written notice to the Committee of the transfer. Following the transfer of an Option, it shall remain subject to the same terms and conditions that were applicable immediately prior to the transfer and the term "Participant" shall be deemed to refer to the transferee except that events concerning the continuation of employment shall continue to apply with respect to the original Participant not the transferee. A transferee of an Option may not transfer the Option except as provided in paragraph (a).

                 (c) Options shall be exercisable during the Participant's lifetime only by the Participant or a transferee pursuant to paragraph
         (b) hereof, or by the guardian or legal representative of the same. The Committee may, in its discretion, require a guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the Option on behalf of the Participant or transferee, as the case may be.

                 (d) Except as limited by applicable securities laws and the provisions of Section 6.8 hereof, shares of Common Stock acquired upon exercise of Options hereunder shall be freely transferable.

ARTICLE 7        STOCK APPRECIATION RIGHTS

         7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan. SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR.

         The Committee shall have sole discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

         The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

         7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

         7.3 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

         7.4 AWARD AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR and such other provisions as the Committee shall determine.

         7.5 TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten years.

         7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                 (a) The excess (or some portion of such excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

                 (b) The number of Shares with respect to which the SAR is exercised.

         At the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent Fair Market Value or in some combination thereof.

         7.7 TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and all Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

         7.8 NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

ARTICLE 8        RESTRICTED STOCK, RESTRICTED STOCK UNITS AND RESTRICTED UNITS

         8.1 GRANT OF RESTRICTED STOCK/UNITS. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock and/or Restricted Units to Participants in such amounts as the Committee shall determine. Each grant of Restricted Stock shall be represented by the number of Shares to which the Award relates. Each grant of restricted Units shall be represented by the number of Share equivalent units to which the Award relates.

         8.2     DEFERRAL OF COMPENSATION INTO RESTRICTED STOCK UNITS.
Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require with respect to bonuses) selected Eligible Employees to defer the payment of any portion of their salary and/or annual bonuses pursuant to this Section. A Participant's deferral under this Section shall be credited to the Participant in the form of Restricted Stock Units. The Committee shall establish rules and procedures for such deferrals as it deems appropriate.

         In consideration for forgoing compensation, the dollar amount so deferred by a Participant shall be increased by twenty-five percent (or such lesser percentage as the Committee may determine) for purposes of determining the amount of Restricted Stock Units to credit to the Participant. If a Participant's compensation is so deferred, there shall be credited to the Participant as of the date specified in the Award Agreement a number of Restricted Stock Units (determined to the nearest 100th of a unit) equal to the amount of the deferral (increased as described above) divided by the Fair Market Value of a Share on such date.

         8.3 AWARD AGREEMENT. Each Restricted Stock/Unit grant shall be evidenced by an Award Agreement that shall specify the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee shall determine.

         8.4 NONTRANSFERABILITY. Except as provided in this Article 8, the Restricted Stock/Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee and as specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and as set forth in the Award Agreement. All rights with respect to Restricted Stock/Units granted to a Participant under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

         8.5 OTHER RESTRICTIONS. Subject to Article 11 herein, the Committee may impose such other conditions and/or restrictions on any restricted Stock/Units granted pursuant to the Plan as it deems advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws.

         The Company shall retain the certificates representing Shares of restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         8.6     PAYMENT OF AWARDS.  Except as otherwise provided in this
Article 8, (i) Shares covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Restriction Period and (ii) Share equivalent units covered by each Restricted Unit under Section 8.1 or 8.2 shall be paid out in cash or Shares to the Participant following the last day of the applicable Restriction Period or such later date as provided in the Award Agreement.

         8.7 VOTING RIGHTS. During the Restriction Period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

         8.8 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Restriction Period, Participants holding Shares of Restricted Stock/Units hereunder shall be credited with regular cash dividends or dividend equivalents paid with respect to the underlying Shares or Share equivalent units while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares or units of Restricted Stock/Units, upon such terms as the Committee establishes.

         The Committee may apply any restrictions to the crediting and payment of dividends and other distributions that the Committee deems advisable. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock/Units is designed to qualify for the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock/Units, such that the dividends and/or the Restricted Stock/Units maintain eligibility for the Performance- Based Exception.

         8.9 TERMINATION OF EMPLOYMENT. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock/Units following termination of the Participant's employment with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Restricted Stock/Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

ARTICLE 9        PERFORMANCE UNITS AND PERFORMANCE SHARES

         9.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

         9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this
Article 9, the time period during which the performance objectives must be met shall be called a "Performance Period" and shall be set by the Committee in its discretion.

         9.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

         9.4 AWARD AGREEMENT. Each grant of Performance Units and/or Performance Shares shall be evidenced by an Award Agreement which shall specify the material terms and conditions of the Award, and such other provisions as the Committee shall determine.

         9.5     FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES.
Except as provided in Article 12, payment of earned Performance Units/Shares shall be made within seventy-five calendar days following the close of the applicable Performance Period in a manner determined by the Committee, in its sole discretion. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof). Such Shares may be paid subject to any restrictions deemed appropriate by the Committee.

         9.6 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Committee in its discretion in the Award Agreement. Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement.

         9.7 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment terminates during a Performance Period for any reason other than those reasons set forth in Section 9.6 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company, unless determined otherwise by the Committee in the Participant's Award Agreement.

         9.8 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by such Participant or Participant's guardian or legal representative. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

ARTICLE 10       PERFORMANCE MEASURES

         Unless and until the Committee proposes for shareholder approval and the Company's shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such awards shall be chosen from among the following alternatives:

         (a)     return to shareholders (absolute or peer-group comparative);

         (b)     stock price increase (absolute or peer-group comparative);

         (c) cumulative net income (absolute or competitive growth rates comparative);

         (d)     return on equity;

         (e)     return on capital;

         (f) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

         (g)     economic value added (income in excess of capital costs); or

         (h)     market share.

         The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward), except to the extent permitted under Code Section 162(m) to reflect accounting changes or other events.

         In the event that Code Section 162(m) or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based

Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 11       BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the death of the Participant before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death shall be paid to the Participant's spouse or if none, the Participant's estate.

ARTICLE 12       DEFERRALS

         The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock/Units, or the satisfaction of any requirements or objectives with respect to Performance Units/Shares. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals. Notwithstanding the foregoing, the Committee in its sole discretion may defer payment of cash or the delivery of Shares that would otherwise be due to a Participant under the Plan if such payment or delivery would result in compensation not deductible by the Company or an Affiliate by virtue of Code Section 162(m). Such a deferral may continue until the payment or delivery would result in compensation deductible by the Company under Code Section 162 (m).

ARTICLE 13       RIGHTS OF EMPLOYEES

         13.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

         13.2 PARTICIPATION. No Eligible Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14       CHANGE IN CONTROL

         14.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

         (a) Any and all outstanding Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term.

         (b) Any Periods of Restriction and restrictions imposed on Restricted Stock/Units shall lapse; provided, however, that the degree of vesting associated with Restricted Stock/Units which has been conditioned upon the achievement of performance conditions pursuant to Section 8.4 herein shall be determined in the manner set forth in Section 14.1(c) herein.

         (c) Except as otherwise provided in the Award Agreement, the vesting of all Performance Units and Performance Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty days following the effective date of the Change in Control a pro rata amount based upon an assumed achievement of all relevant performance objectives at target levels, and upon the length of time within the Performance Period which has elapsed prior to the effective date of the Change in Control; provided, however, that in the event the Committee determines that actual performance to the effective date of the Change in Control exceeds target levels, the prorated payouts shall be made at levels commensurate with such actual performance (determined by extrapolating such actual performance to the end of the Performance Period), based upon the length of time within the Performance Period which has elapsed prior to the effective date of the Change in Control.

         14.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the effective date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

ARTICLE 15       AMENDMENT, MODIFICATION AND TERMINATION

         15.1    AMENDMENT, MODIFICATION AND TERMINATION.  Subject to Section
14.2 herein, the Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.

         Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards granted under the Plan. The Committee may not lower the exercise price of outstanding Awards, or accept surrender of outstanding Awards (to the extent not theretofore exercised) and grant new Awards in substitution therefor (to the extent not theretofore exercised) without approval of the holders of a majority of the outstanding voting stock of the Company. The Committee shall not, however, modify any outstanding Incentive Stock Option so as to specify a lower Exercise Price. Notwithstanding the foregoing, no modification of an Award shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted under the Plan.

         15.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, subject to the requirements of Code Section 162(m) for the Performance-Based Exception in the case of Awards designed to qualify for the Performance-Based Exception.

         15.3 AWARDS PREVIOUSLY GRANTED. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

         15.4 COMPLIANCE WITH CODE SECTION 162(M). Awards relating to years after 1996, when Code Section 162(m) is applicable, shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16       WITHHOLDING

         16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

         16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

         Notwithstanding the foregoing, if an Option is transferred pursuant to
Section 6.10, any withholding obligation shall not be satisfied with Shares issuable upon exercise of the Option and may be paid by the Participant (not the transferee) with (i) cash or by certified or cashier's check; (ii) Share acquired through the exercise of an Option granted by the Company which Shares has been held by the Participant for at least one year, or any other Shares already owned by, and in the possession of, the Participant; or (iii) any combination of cash, certified or cashier's check, and Shares meeting the requirements of clause (ii) above.

ARTICLE 17       INDEMNIFICATION

         Each person who is or been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18       SUCCESSORS

         All obligations of the Company under the Plan or any Award Agreement with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

ARTICLE 19       LEGAL CONSTRUCTION

         19.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         19.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         19.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Share and/or cash payouts under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         19.4 SECURITIES LAW COMPLIANCE. With respect to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         19.5 AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

         19.6 UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

         19.7 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.